SubItem Q1a
AMENDMENT 17
TO THE BYLAWS
OF
FEDERATED HIGH INCOME
 BOND FUND INC
Effective January 1 2006
Strike Section 1
GENERAL PROVISIONS
and Section 2 ELECTION
 TERM OF OFFICE AND
QUALIFICATIONS from
Article IV  OFFICERS
in its entirety and replace
with the following

	Section 1
GENERAL PROVISIONS
The Officers of the
Corporation shall
be a President one
or more Executive
Vice Presidents one
 or more Senior
Vice Presidents
 one or more Vice
 Presidents a
Treasurer and a
Secretary  The
Board of Directors
 in its discretion
may elect or
appoint one or more
Vice Chairmen
of the Board of
Directors and
other Officers
 or agents including
one or more Assistant
Vice Presidents
one or more Assistant
 Secretaries and
 one or more
 Assistant Treasurers
 An Executive
Vice President Senior
 Vice President or
 Vice President the
Secretary or the
 Treasurer may appoint an
Assistant Vice President
 an Assistant Secretary
 or an Assistant Treasurer
respectively to serve until
the
next election of Officers
  Two or more offices may
 be held by a single person
 except the offices of
President Executive Vice
President Senior Vice
 President or Vice
 President may not
 be held by the same
person concurrently
 It shall not be
 necessary for any
 Director or any
 Officer to be a
 holder of shares in
any Series or Class
 of the Corporation
  Any Officer or
 other such person
 as the Board may appoint
may
preside at meetings
 of the Shareholders

	Section 2
ELECTION TERM OF
OFFICE AND QUALIFICATIONS
  The Officers
shall be
elected annually
by the Board of
Directors at its
Annual Meeting
Each Officer shall
hold office for one
year and until the
 election and
qualification of his
successor or until
earlier resignation or
removal

Strike Section 6
CHAIRMAN OF THE BOARD
Section 7 VICE CHAIRMAN
OF THE BOARD OF
DIRECTORS and Section 8
 PRESIDENT and Section
9 VICE PRESIDENT from
Article IV
OFFICERS in their
entirety and replace
with the following

	Section 6
CHAIRMAN OF THE BOARD
The Board may elect from
among its members a
Chairman of the Board
The Chairman shall at all
times be a Director
who meets all applicable
regulatory
and other relevant
requirements for serving
in such capacity  The
Chairman shall not be
 an Officer of the
Corporation but shall
 preside over meetings
 of the Board and shall
 have such other
responsibilities in
furthering the Board
 functions as may be
assigned from time to time
by the Board of Directors or
prescribed by these ByLaws
 It shall be understood that
the election of any Director
 as Chairman shall
not impose on that person any
duty obligation or liability
that is greater than the duties
 obligations and
liabilities imposed on that
 person as a Director in the
absence of such election and
no Director who is so
elected shall be held to a
 higher standard of care by
virtue thereof  In addition
election as Chairman shall
not affect in any way that
Director's rights or entitlement
 to indemnification under the
ByLaws or
otherwise by the Corporation
The Chairman shall be elected
 by the Board annually to hold
office until
his successor shall have been
duly elected and shall have
qualified or until his death
or until he shall
have resigned or have been
removed as herein provided
 in these ByLaws  Each Director
 including the
Chairman shall have one vote

Resignation  The Chairman
may resign at any time by
 giving written notice of
resignation to the Board
Any such resignation shall
take effect at the time
specified in such notice or
 if the time when it shall
become effective shall not
be specified therein immediately
upon its receipt; and unless
 otherwise
specified therein the acceptance
of such resignation shall not be
necessary to make it effective

Removal  The Chairman may be
removed by majority vote of
the Board with or without
cause at any
time

Vacancy  Any vacancy in the
office of Chairman arising
from any cause whatsoever may
be filled for
the unexpired portion of the
term of the office which shall
be vacant by the vote of the Board

Absence  If for any reason the
 Chairman is absent from a meeting
 of the board the Board may select
from among its members who are
present at such meeting a Director
 to preside over such meeting

	Section 7  VICE CHAIRMAN
OF THE BOARD OF DIRECTORS  Any
Vice Chairman shall
perform such duties as may be
 assigned to him from time to
time by the Board of Directors
of the
Corporation  The Vice Chairman
 need not be a Director

	Section 8  PRESIDENT
 The President of the Corporation
shall be the principal executive
officer of the Corporation
 Unless other provisions are
made therefor by the Board or
Executive
Committee the President
 without
 limitation shall employ
and define
 the duties of all employees
of the
Corporation shall have the
power to
discharge any such employees
shall
exercise general supervision
over the affairs of the
Corporation
and shall have the power to
sign in
the name of and on behalf of
the
Corporation powers of
attorney proxies
waivers of notice of meeting
consents
and other instruments
relating to securities or
other property
owned by the Corporation and
may in the
name of and on behalf
of the Corporation take all
such action as
the President may deem advisable
in entering
into agreements
to purchase securities
and other property
in the ordinary course
of business and to
sign representation
letters in the course of
buying securities
 or other property and
shall perform such
other duties as may be
assigned to him from time
to time by the
 Board of Directors
	Section 9  VICE
PRESIDENT
The Executive Vice President
Senior
Vice President or Vice
President if any in order
of their
rank as fixed by the Board
or if not
ranked a Vice President
designated

by the Board in the absence
of the
President shall perform all
duties
and may exercise any of the
powers
of the President subject to
the control of the Board
 Each
Executive Vice President Senior
Vice President
and Vice President shall have
the power without limitation to
sign in the name of and on behalf
 of the
Corporation powers of attorney
proxies waivers of notice of
meeting
 consents and other instruments
relating to securities or other
property owned by the Corporation
and may in the name of and on
behalf
of the Corporation take all
such action as the Executive
Vice President Senior Vice
President or Vice
President may deem advisable
in entering into agreements
to purchase securities or
other property in the
ordinary course of business
and to sign representation
letters in the course of
buying securities or other
property and shall perform
such other duties as may be
assigned to him from time to
time by the Board of
Directors the Executive
Committee or the President